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                                                                   EXHIBIT 23.12



                                LETTER OF CONSENT


We consent to the reference to our firm name in this Amendment No. 3 to the Registration Statement on Form S-4 of Devon Energy Corporation and this Amendment No. 1 to the Registration Statement on Form S-4 of Devon Holdco Corporation and the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000 and September 30, 2000 herein.


                                                     Yours very truly,

                                                     GILBERT LAUSTSEN JUNG
                                                     ASSOCIATES LTD.

                                                     /s/  Dana B. Laustsen

                                                     Dana B. Laustsen, P. Eng.
                                                     Executive Vice President

Calgary, Alberta

November 28, 2001